EXHIBIT 99.1

STRATA Skin Sciences Reports Fourth Quarter and Full Year 2016 Financial Results
Company is cash flow positive for the fourth quarter
Conference call and webcast, today at 4:30 pm Eastern Time

Horsham, PA, March 9, 2017 — (NASDAQ: SSKN) STRATA Skin Sciences, Inc. ("STRATA") a medical technology company dedicated to developing and commercializing innovative products for the treatment and diagnosis of serious dermatological disorders, today reported financial results for the quarter and year ended December 31, 2016.

Fourth Quarter and Recent Corporate Highlights
•	Fourth quarter revenues were $8.6 million
•	Recurring XTRAC revenues were $6.7 million, down 10.0% year-over-year and up 8.5% sequentially
•	Installed base of XTRAC systems in the U.S. expanded to 775 systems placed, up 7.9% from 718 at the end of the fourth quarter 2015
•	Company generated positive operating cash flow for the fourth quarter

"We are in the process of implementing a strategy that we believe will enhance our offering to the dermatology community and accelerate growth in our business," stated Frank McCaney, President and Chief Executive Officer of STRATA. "The initiatives we rolled out in recent months, together with work conducted under my predecessor, had a positive impact on our Q4 results. We continue to believe that medical office practices are undergoing significant changes and we are adjusting our business with the goal of better serving the needs of our customers and the marketplace. Our response to those changes underlies our longer term thinking about how best to grow our enterprise."

"We have prioritized the clinical development work on our Optimal Therapeutic Dose for XTRAC and are expanding outreach for building awareness about the use of XTRAC for vitiligo, atopic dermatitis (which includes eczema, particularly pediatric eczema) and scalp psoriasis. We believe that there is the potential for significant revenue growth through these campaigns. We are also active in business development with the objective of bringing other products for our call points into our available portfolio. We believe that by providing a set of unique and advantaged products we can help our customers to become more successful, thereby establishing STRATA as the Preferred Partner to the dermatology community."

Financial Results for the Fourth Quarter 2016
Revenues for the fourth quarter of 2016 were $8.6 million compared with revenues for the fourth quarter of 2015 of $9.5 million, a decrease of 8.9%.

Net loss for the fourth quarter of 2016 was $0.9 million or ($0.09) per diluted share, which included other income of $0.1 million for the change in fair value of warrant liability, $1.3 million in interest expense, $1.5 million in depreciation and amortization expenses and $0.1 million for income tax expense. This compares with a net loss for the fourth quarter of 2015 of $0.6 million or ($0.21) per diluted share, which included other income of $2.5 million for the change in fair value of warrant liability, $1.5 million in interest expense, $1.7 million in depreciation and amortization expenses and $0.1 million for income tax expense.

Financial Results for the Full Year 2016
Revenues for the full year 2016 were $31.8 million compared with revenues of $18.5 million in 2015. Reported revenues are not directly comparable to the prior year period since the Company acquired certain assets of PhotoMedex as of June 22, 2015.

Net loss for the year 2016 was $3.3 million or ($0.75) per diluted share, which included other income of $5.4 million for the change in fair value of warrant liability, $4.9 million in interest expense, $6.4 million in depreciation and amortization expenses and $0.3 million for income tax expense. This compares with a net loss in 2015 of $27.9 million or ($3.27) per diluted share, which included a deemed dividend of $3.0 million, other income of $1.8 million for the change in fair value of warrant liability, $4.8 million in inventory obsolescence charges; $10.2 million in interest expense, $0.5 million in acquisition costs and $4.0 million in depreciation and amortization expenses.

As of December 31, 2016 the Company had cash, cash equivalents and short-term investments of $3.9 million, compared with $3.3 million as of December 31, 2015.

In order to provide information that is helpful to investors relating to the historical and current growth of the XTRAC recurring revenues, the Company is providing the following table, including information obtained from the predecessor company's disclosures of previous period results.

Q4 2016 Supplemental Proforma Financial Information
As of December 31, 2016, Q4 Earnings Report
(unaudited)
(in thousands)

	2015
	Qtr. 1		Qtr. 2		Qtr. 3	Qtr. 4	YTD
XTRAC Recurring Revenue	$5,376	*	$6,678	**	$7,032	$7,479	$26,565	***

	2016
	Qtr. 1	Qtr. 2	Qtr. 3	Qtr. 4	YTD
XTRAC Recurring Revenue	$5,528	$6,093	$6,205	$6,732	$24,558

*As reported by PhotoMedex, Inc.
**$104 reported by the Company; balance reported by PhotoMedex, Inc.
***$14,615 reported by the Company; balance reported by PhotoMedex, Inc.

Non-GAAP Measures
To supplement the Company's consolidated financial statements, prepared in accordance with GAAP, the Company provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted EBITDA.

The Company's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company's core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands) (Unaudited)		(in thousands) (Unaudited)
Net loss as reported	$(887)	$(593)	$(3,335)	$(24,947)
Adjustments:
Depreciation and amortization expense *	1,522	1,703	6,366	4,051
Interest expense, net	623	535	2,227	1,329
Non-cash interest expense	706	927	2,673	8,871
Income taxes	64	119	255	119

EBITDA	2,028	2,691	8,186	(10,577)

Stock-based compensation expense	(288)	270	113	1,753
Change in fair value of warrants	(80)	(2,493)	(5,396)	(1,814)
Acquisition costs	-	-	-	456
Impairment of property and equipment	-	-	-	920
Inventory valuation reserves	-	-	-	4,818

Non-GAAP adjusted EBITDA	$1,660	$468	$2,903	$(4,444)

* Includes depreciation on lasers placed-in-service of $1,052 and $1,185 for the three months ended December 31, 2016 and 2015, respectively, and $4,410 and $2,364 for the year ended December 31, 2016 and 2015, respectively.
STRATA previously announced the scheduling of a conference call with investors to review the results of the fourth quarter. Following is the pertinent information for accessing that call.

Conference Call Detail:
Date:	Thursday, March 9, 2017
Time:	4:30 pm Eastern Time
Toll Free:	800-327-5138
International:	719-325-2250
Passcode:	1973486
Webcast:	www.strataskinsciences.com

Replays available through March 23, 2017:
Toll Free:	844-512-2921
International:	412-317-6671
Passcode:	1973486
Webcast:	www.strataskinsciences.com

About STRATA Skin Sciences, Inc.
(www.strataskinsciences.com)
STRATA Skin Sciences is a medical technology company focused on the therapeutic and diagnostic dermatology market. Its products include the XTRAC® laser and VTRAC® excimer lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company's plans, objectives, expectations and intentions and may contain words such as "will," "may," "seeks," and "expects," that suggest future events or trends. These statements, including the Company's ability to generate the anticipated revenue stream, the Company's ability to generate sufficient cash flow to fund the Company's ongoing operations beginning at any time in the future, the Company's ability to execute on on-going or new R&D or treatment protocol programs, the Company's ability expand its product offerings,  the public's reaction the Company's new advertisements and marketing campaign, and the Company's ability to build a leading franchise in medical dermatology, are based on the Company's current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company's expectations due too financial, economic, business, competitive, market, regulatory and political factors or conditions affecting the Company and the medical device industry in general, as well as more specific risks and uncertainties set forth in the Company's SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all of these forward-looking statements may prove to be incorrect or unreliable. The Company assumes no duty to update its forward-looking statements and urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contacts:
Christina L. Allgeier, Chief Financial Officer	Bob Yedid, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3267	646-597-6989
callgeier@strataskin.com	bob@LifeSciAdvisors.com

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$3,928	$3,303
Restricted cash	-	15
Accounts receivable, net	3,390	4,068
Inventories, net	2,817	4,128
Other current assets	617	465
Property and equipment, net	10,180	13,851
Goodwill and other intangible assets	22,215	24,155
Other non-current assets, net	46	94
Total assets	$43,193	$50,079

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Note payable	$339	$299
Current portion of long-term debt	1,714	-
Accounts payable and accrued current liabilities	3,845	6,607
Current portion of deferred revenues	235	173
Senior secured convertible debentures, net	12,028	9,839
Long-term debt, net	9,752	9,851
Warrant liability	105	7,042
Other long-term liabilities	456	181
Stockholders' equity	14,719	16,087
Total liabilities and stockholders' equity	$43,193	$50,079

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015

Revenues	$8,631	$9,480	$31,757	$18,495

Cost of revenues	3,005	3,493	12,636	13,719

Gross profit	5,626	5,987	19,121	4,776

Operating expenses:
Engineering and product development	388	740	1,929	2,029
Selling and marketing	3,079	3,553	13,152	9,194
General and administrative	1,755	3,209	7,637	10,028
	5,222	7,502	22,718	21,251

Operating loss before other income (expense), net	404	(1,515)	(3,597)	(16,475)

Other income (expense), net:
Interest expense, net	(1,329)	(1,462)	(4,900)	(10,200)
Change in fair value of warrant liability	80	2,493	5,396	1,814
Other (expense) income, net	22	10	21	33
	(1,227)	1,041	517	(8,353)

Net loss before income taxes	(823)	(474)	(3,080)	(24,828)

Income tax expense	(64)	(119)	(255)	(119)

Net loss	(887)	(593)	(3,335)	(24,947)

Deemed dividend related to warrant modification	-	-	-	(2,962)

Net loss attributable to common stockholders	$(887)	$(593)	$(3,335)	$(27,909)

Net loss per share:
Basic	$(0.08)	$(0.06)	$(0.31)	$(3.27)
Diluted	$(0.09)	$(0.06)	$(0.75)	$(3.27)

Shares used in computing net loss per share:
Basic	10,768,533	10,147,066	10,595,068	8,536,699
Diluted	10,768,533	10,147,066	11,578,573	8,536,699

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Year Ended December 31,
	2016	2015
Cash Flows From Operating Activities:
Net loss	$(3,335)	$(24,947)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,366	4,051
Stock-based compensation	113	1,753
Amortization of debt discount	2,473	8,479
Amortization of deferred financing costs	200	391
Change in fair value of warrant liability	(5,396)	(1,814)
Impairment of long-lived assets	-	920
Inventory write-offs	-	4,818
Other	484	139
Changes in operating assets and liabilities:
Current assets	2,093	(833)
Current liabilities	(2,676)	473
Net cash provided by (used in) operating activities	322	(6,570)

Cash Flows From Investing Activities:
Lasers placed-in-service, net	(1,008)	(1,689)
Other	140	(50)
Acquisition costs, net of cash received	-	(42,500)
Net cash used in investing activities	(868)	(44,239)

Cash Flows From Financing Activities:
Proceeds from convertible debentures	-	32,500
Proceeds from senior notes	-	10,000
Repayment of senior notes	-	(10,000)
Proceeds from term debt	1,500	10,500
Other financing activities	(333)	(330)
Net cash provided by financing activities	1,167	42,670

Effect of exchange rate changes on cash	4	8

Net decrease in cash and cash equivalents	625	(8,131)
Cash and cash equivalents, beginning of period	3,303	11,434

Cash and cash equivalents, end of period	$3,928	$3,303

Supplemental information:
Cash paid for interest	$2,054	$1,188

Supplemental information of non-cash investing and financing activities:
Modification of warrants recorded as a deemed dividend	$-	$2,962
Conversion of senior secured convertible debentures into common stock	$265	$4,815
Reclassification of property and equipment to inventory, net	$-	$107
Reclassification of warrant liability to (from) stockholders' equity	$1,541	$(5,399)
Recognition of debt discount and beneficial conversion feature on long-term debt	$-	$27,300
Recognition of warrants issued with term note credit facility as debt discount	$47	$321
Prepaid insurance financed with notes payable	$372	$334
Recognition of warrants issued in connection with financings	$-	$2,958